COMPUTATION OF PERFORMANCE

                     VONTOBEL EASTERN EUROPEAN EQUITY FUND


                                                             Inception


P                                                             1,000.00

T                                                               48.90%*

N                                                                0.87%

ERV                                                           1,489.00


*  NOT ANNUALIZED